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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2003, except as to Note 20 for which the date is March 11, 2003 relating to the financial statements and our report date February 9, 2003 relating to the financial statements schedules, which appear in the ScanSoft, Inc. Annual Report on Form 10-K for the year ended December 31, 2002.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
September 12, 2003